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                                                                      EXHIBIT 15

[LOGO] ERNST & YOUNG LLP      300 Krystal Building           Phone: 615 756 2461
                              One Union Square               Fax:   615 267 0304
                              Chattanooga, Tennessee 37402







Board of Directors and Shareholders
Provident Life and Accident Insurance
Company of America



We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 33-47551) pertaining to the Provident Life and Accident Insurance Company Moneymaker, A Long-Term 401(k) Retirement Savings Plan of Provident Life and Accident Insurance Company for the registration of 500,000 shares of Class B common stock of Provident Life and Accident Insurance Company of America and in the Registration Statement (Form S-8 No. 33-88108) of Provident Life and Accident Insurance Company Stock Option Plan of 1994 of Provident Life and Accident Insurance Company of America for the registration of 3,500,000 shares of Class B common stock of Provident Life and Accident Insurance Company of America of our report dated May 11, 1995, except for Note 6 as to which the date is August 9, 1995, relating to the unaudited condensed consolidated interim financial statements of Provident Life and Accident Insurance Company of America which is included in its Form 10-Q for the quarter ended March 31, 1995.

Pursuant to Rule 436(c) of the Securities Act of 1993, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                        ERNST & YOUNG LLP



August 9, 1995






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